PCI Holding Corp.

Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2008 and the Six Months Ended June 30, 2008 and 2007

PCI Holding Corp.

Index

As of June 30, 2008 and the Six Months Ended June 30, 2008 and 2007

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Condensed Consolidated Financial Statements

Condensed Consolidated Balance Sheets	1
Condensed Consolidated Statements of Operations	2
Condensed Consolidated Statements of Cash Flows	3
Notes to Condensed Consolidated Financial Statements	4–14

PCI Holding Corp.

Condensed Consolidated Balance Sheets (Unaudited)

June 30, 2008 and December 31, 2007

(dollars in thousands, except per share amounts)

	June 30, 2008	December 31, 2007

Assets	$32	$341
Current Assets	4,970	4,970
Cash
Restricted Cash
Accounts receivable, net of allowance for doubtful accounts of $384 and $427, respectively	6,897	14,528
Deferred tax asset	37	37
Other current assets	1,133	1,583
Total current assets	13,069	21,459

Property and equipment, net	2,228	2,261
Goodwill	13,668	13,668
Other assets, net	1,473	977
Intangibles, net	4,433	4,570
Total assets	$34,871	$42,935

Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit
Current liabilities
Current portion of long term debt and capital leases	3,266	627
Accounts payable	1,752	840
Accrued payroll and related taxes	2,207	2,813
Liability for insurance obligations	4,017	4,455
Deferred revenue	2,077	1,968
Other current liabilities	2,587	3,888
Total current liabilities	15,906	14,591

Long term debt	538	10,328
Deferred tax liabilities	1,099	1,204
Total liabilities	17,543	26,123

Series A redeemable preferred stock, authorized	74,181	71,827
Series A-1 redeemable preferred stock, authorized 2,100 shares; 0 shares issued at June 30, 2008 and December 31, 2007	-	-

Stockholders’ equity
Common stock, authorized, 8,000,000 shares $0.01 par value, 5,725,575 issued at June 30, 2008 and December 31, 2007 and 2006, respectively	57	57
Accumulated deficit	(56,910)	(55,072)
Total stockholders’ deficit	(56,853)	(55,015)
Total liabilities, redeemable preferred stock and stockholders’ deficit	$34,871	$42,935

The accompanying notes are an integral part of these condensed consolidated financial statements.

PCI Holding Corp.

Condensed Consolidated Balance Sheets (Unaudited)

June 30, 2008 and December 31, 2007

(dollars in thousands, except per share amounts)

	Six Months Ended June 30,
	2008	2007
Net service revenues	$24,118	$22,726
Cost of services provided	11,448	11,651
Gross profit	12,670	11,075

General, administrative and selling expenses
Salaries	7,772	8,526
General, administrative and selling expenses	3,337	3,582
Depreciation and amortization	863	1,008
Total general, administrative and selling expenses	11,972	13,116
Operating income (loss)	698	(2,041)
Interest expense	166	182
Income/(loss) before income taxes from continuing operations	532	(2,223)

Income tax expense/(benefit)	(71)	158
Income/(loss) from continuing operations	603	(2,381)

Discontinued operations, net of tax (see Note 9)	(87)	1,807
Net income (loss)	$516	$(574)

The accompanying notes are an integral part of these condensed consolidated financial statements.

PCI Holding Corp.

Condensed Consolidated Statements of Operations (Unaudited)

Six Months Ended June 30, 2008 and 2007

(dollars in thousands)

	Six Months Ended June 30,
	2008	2007
Cash flows from operating activities
Net income (loss)	$516	$(574)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization–Continuing Operations	863	1,008
Depreciation and amortization-Discontinued Operations	-	352
Deferred income taxes	(105)	-
Change in allowance for doubtful accounts	43	(179)
Gain on sale of discontinued operations	-	(1,107)
Changes in operating assets and liabilities
Decrease in accounts receivable	7,588	1,725
Decrease/(increase) in other current assets	450	(399)
(Increase) in other assets	(600)	(9)
Increase/(decrease) in other current liabilities	(1,324)	228
Net cash provided by (used in) operating activities	7,431	1,045

Cash flows from investing activities
Capital expenditures	(529)	(137)
Net proceeds from sale of businesses	-	7,027
Net cash (used in) provided by investing activities	(529)	6,890

Cash flows from financing activities
Proceeds of bank borrowings	-	2,000
Repayments of debt	(7,151)	(9,702)
Payment of financing costs	(60)	(234)
Net cash used in financing activities	(7,211)	(7,936)

Decrease in cash	(309)	(1)

Cash
Beginning of year	341	13
End of period	$32	$12

Supplemental disclosure of cash flow information
Interest paid	$166	$181
Promissory note receivable in connection with divestiture	-	800
Income taxes paid	133	275

Supplemental disclosures of non-cash financing activities
Accrued dividends on preferred stock	2,354	2,341
Fixed assets acquired under capital leases	273	57

The accompanying notes are an integral part of these condensed consolidated financial statements.

PCI Holding Corp.

Condensed Consolidated Statements of Cash Flows (Unaudited)

Six Months Ended June 30, 2008 and 2007

(dollars in thousands)

•	Organization and Operations

PCI Holding Corp. (the “Company”) provides home healthcare and hospice services primarily in certain markets in New Jersey, Pennsylvania, and Connecticut. Services provided include skilled nursing, home health aide, physical, speech and occupational therapy and medical social work.

•	Summary of Significant Accounting Policies

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned. The effect of intercompany balances and transactions have been eliminated in consolidation.

The Company adopted the fair value method of accounting for equity-based compensation arrangements in accordance with SFAS 123(R). Under the provisions of SFAS 123(R), the estimated fair value of share based awards granted under the Company’s equity-based compensation plans is recognized as compensation expense over the vesting period of the award. The Company used the modified prospective method of transition under which compensation expense is recognized for all share-based payments (i) granted after the effective date of adoption and (ii) granted prior to the effective date of adoption and that remain unvested on the date of adoption. In accordance with the modified prospective method of transition to SFAS 123(R), the Company has not restated prior period financial statements to reflect compensation expense under SFAS 123(R). The Company's stock compensation plan is described more fully in Note 3.

Revenue Recognition and Related Costs

Revenues and related costs, including labor, payroll taxes, fringe benefits, products and supplies and contractor costs are recognized in the period in which the services and products are provided or delivered. The Company’s customers primarily include individuals who contract directly with the Company for the provision of home care services. The Company bills for services to patients under commercial insurance agreements and under government programs (Medicare and Medicaid).

Revenues are recorded based on estimated net realizable amounts to be received from the Company’s various payors under fee-for-service arrangements for services rendered during the period. Under the Prospective Payment System (“PPS”) for Medicare reimbursement, net revenues are recorded based on a reimbursement rate which varies based on the severity of the patient’s condition, service needs and certain other factors; revenue is recognized ratably over the period in which services are provided. Revenue is subject to adjustment during this period if there are significant changes in the patient’s condition during the treatment period or if the patient is discharged but readmitted to another agency within the same 60-day episode period. Medicare billings under PPS are initially recognized as deferred revenue and are subsequently amortized into revenue over the episodic period. The process for recognizing revenue under the Medicare program is based on certain assumptions and judgments, including the appropriateness of the clinical assessment of each patient at the time of certification and the level of adjustments to the fixed reimbursement rate relating to patients who receive a limited number of visits, have significant changes in condition or are subject to certain other factors during the episode. Deferred revenue of approximately $2,077 and $1,968 relating to the Medicare PPS program is included in other current liabilities in the consolidated balance sheets at June 30, 2008 and December 31, 2007, respectively.

The accompanying notes are an integral part of these condensed consolidated financial statements.

4

PCI Holding Corp.

Condensed Consolidated Statements of Cash Flows (Unaudited)

Six Months Ended June 30, 2008 and 2007

(dollars in thousands)

Revenue adjustments result from differences between estimated and actual reimbursement amounts, an inability to obtain appropriate billing documentation or authorizations acceptable to the payor, and other reasons unrelated to credit risk. Revenue adjustments are deducted from gross accounts receivable. These revenue adjustments are based on significant assumptions and judgments which are determined by Company management based on historical trends. Third party settlements resulting in recoveries are recognized as net revenues in the period in which the funds are received.

Collectibility of Accounts Receivable

The process of estimating the ultimate collection of receivables, particularly with respect to fee-for-service arrangements, involves significant assumptions and judgments. In this regard, the Company has implemented a standardized approach to estimate and review the collectibility of its receivables based on accounts receivable aging trends. Historical collection and payer reimbursement experience is an integral part of the estimation process related to determining the allowance for doubtful accounts. In addition, the Company assesses the current state of its billing functions in order to identify any known collection or reimbursement issues to determine the impact, if any, on its reserve estimates, which involve judgment. Revisions in reserve estimates are recorded as an adjustment to the provision for doubtful accounts which is reflected in selling, general and administrative expenses in the consolidated statements of operations. The Company believes that its collection and reserve processes, along with the monitoring of its billing processes, help to reduce the risk associated with material revisions to reserve estimates resulting from adverse changes in collection, reimbursement experience and billing functions.

Depreciation of Property and Equipment

Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years. Leasehold improvements are amortized over the shorter of the life of the lease or the life of the improvements. Expenditures for maintenance, repairs, renewals and betterments that do not materially prolong the useful lives of the assets are expensed as incurred. The cost of property retired or sold and the related accumulated depreciation are removed from the accounts, and the resulting gain or loss is reflected currently in operations. Internal use software is capitalized in accordance with Statement of Position No. 98-1, Accounting for the Costs of Computer Software for Internal Use.

Liability for Insurance Obligations

The Company is self-insured for worker’s compensation insurance claims, subject to a stop-loss policy with a maximum per-occurrence limit of $250. In addition, the Company carries a claims-made policy with $75 per claim deductible relating to its professional liability program. The Company recognizes its obligations associated with these programs in the period the claim is incurred. The cost of both reported claims and claims incurred but not reported, up to specified deductible limits, have generally been estimated based on historical data, industry statistics, the Company’s own home health specific historical claims experience, current enrollment statistics and other information. Such estimates and the resulting reserves are reviewed and updated periodically. At June 30, 2008 and December 31, 2007, the Company has recorded a liability for these insurance obligations of approximately $4,017 and $4,455, respectively.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. The most significant estimates relate to revenue recognition, the collectibility of accounts receivable and related reserves and

The accompanying notes are an integral part of these condensed consolidated financial statements.

5

PCI Holding Corp.

Notes to Condensed Consolidated Financial Statements (Unaudited)

(dollars in thousands, except per share amounts)

obligations under workers compensation insurance program. Actual results could differ from those estimates.

Cash

Substantially all of the Company’s cash is deposited with three financial institutions at June 30, 2008 and December 31, 2007. Included in cash is amounts on deposit with financial institutions in excess of $100, which is the maximum amount insured by the Federal Deposit Insurance Corporation. Management believes that any risk of loss is remote.

Income Taxes

The Company uses the asset and liability approach to account for income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the carrying amounts of assets and liabilities and their respective tax bases using tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period which the change is enacted. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Goodwill and Other Intangible Assets

SFAS No. 142 “Goodwill and Other Intangible Assets” (“SFAS 142”), requires the use of a non-amortization approach to account for purchased goodwill and certain intangibles. Under a non-amortization approach, goodwill and certain intangibles are not amortized into results of operations, but instead are reviewed for impairment, and an impairment charge is recorded in the periods in which the recorded carrying value of goodwill and the certain intangibles is more than its estimated fair value.

The provisions of SFAS 142 also requires that the goodwill impairment test be performed annually or on the occasion of other events that indicate a potential impairment. The annual impairment analysis was performed for fiscal 2007 indicating no impairment of goodwill.

The gross carrying amount and accumulated amortization of each category of other identifiable intangible assets excluding goodwill as of June 30, 2008 and December 31, 2007 were as follows:

	June 30,	December 31,
	2008	2007
Amortized intangible assets
Covenants not to compete	$698	$698
Less: accumulated amortization	(551)	(481)
Net covenants not to compete	147	217
Customer relationships	2,020	2,020
Less: accumulated amortization	(527)	(460)
Net customer relationships	1,493	1,560
Backlog	30	30
Less: accumulated amortization	(30)	(30)
Net backlog	-	-
Total amortizable intangibles	1,640	1,777
Indefinite-lived intangibles
Certificates of need/licenses	2,793	2,793
Total identifiable intangibles	$4,433	$4,570

PCI Holding Corp.

Notes to Condensed Consolidated Financial Statements (Unaudited)

(dollars in thousands, except per share amounts)

Accounting for Impairment and Disposal of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. Evaluation of possible impairment is based on the Company’s ability to recover the asset from the expected future pretax cash flow (undiscounted and without interest charges) of the related operations which estimates fair value. If the expected undiscounted pretax cash flows are less than the carrying amount of such asset, an impairment loss is recognized for the difference between the estimated fair value and carrying amount of the asset.

Fair Value of Financial Instruments

The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. Significant differences can arise between the fair value and carrying amount of financial instruments that are recognized at historical cost amounts.

The carrying amounts of the Company’s accounts receivable, accounts payable, accrued expenses and debt approximate fair value.

New Accounting Standards

In June 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109." This interpretation was issued to clarify the accounting for uncertainty in income taxes recognized in the financial statements by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company is currently evaluating the impact of adopting FIN 48 on its financial condition, results of operations and cash flows.

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard No. 157, "Fair Value Measurements" (SFAS 157). The standard defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements. The standard is effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB decided to issue a final Staff Position to allow a one-year deferral of adoption of SFAS 157 for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. The FASB also decided to amend SFAS 157 to exclude FASB Statement No. 13 and its related interpretive accounting pronouncements that address leasing transactions. The adoption of SFAS 157 did not have a material impact on the financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" (SFAS 159). The standard permits entities to choose to measure many financial instruments and certain other items at fair value. The standard is effective for fiscal years beginning after November 15, 2007. Management does not believe the adoption of SFAS 159 did not have a material impact on the financial statements.

•	Stock-based Compensation Plan

During 2002, the Company adopted the 2002 Stock Option and Incentive Plan (“2002 Plan”) under which 829,412 shares of common stock were reserved for issuance to employees, directors and consultants for restricted stock and for issuance upon exercise of options thereunder. During 2002,

PCI Holding Corp.

Notes to Condensed Consolidated Financial Statements (Unaudited)

(dollars in thousands, except per share amounts)

706,803 shares of restricted stock were issued and no stock options were issued under the 2002 Plan. During 2003, options to purchase 166,800 shares of common stock were granted under the 2002 Plan, of which options to purchase 1,600 shares were forfeited. During 2005, the shares available under the 2002 Plan were increased by 332,403 shares.

During 2004, the Company issued 83,634 shares of restricted stock and no options were granted. The Company repurchased 55,225 shares of restricted stock at a total cost of approximately $1. In addition, options to purchase 51,750 shares were forfeited by terminated employees. Options to purchase 3,500 shares were exercised during 2004. As of December 31, 2004, the Company had 104,751 shares available for issuance under the 2002 Plan.

During 2005 the Company issued 655,889 shares of restricted stock and granted options to purchase 69,000 shares of stock. During 2005, 350,669 restricted shares and options to purchase 84,264 shares were forfeited by terminated employees. Options to purchase 21,165 shares were exercised during 2005. As of December 31, 2005, the Company had 147,198 shares available for issuance under the 2002 Plan.

During 2006, the Company repurchased 56,423 shares of restricted stock at a total of $1, and issued 59,946 shares of restricted stock. No options were granted in 2006, however, 2,438 options were forfeited by terminated employees.

During 2007, the Company issued 59,946 shares of restricted stock. No options were granted during 2007 and for the six months ended June 30, 2008.

The weighted average fair value of the Company's stock options equaled the exercise price at the date of grant and carry an average remaining contracted life of 5 years. As of June 30, 2008, the Company had 86,167 shares available for issuance under the 2002 plan.

The restricted shares issued during 2007 and 2006 were determined to have no value.

The Company has adopted the fair value method of accounting for equity-based compensation arrangements in accordance with SFAS 123(R). Under the provisions of SFAS 123(R), the estimated fair value of share based awards granted under the Company’s equity-based compensation plans is recognized as compensation expense over the vesting period of the award.

The impact of SFAS No. 123(R) does not have a material impact on compensation expense for the six months ended June 30, 2008 and the year ended December 31, 2007.

•	Property and Equipment

A summary of property and equipment is as follows:

	June 30,	December 31,
	2008	2007

Computer software	$4,480	$4,455
Computer equipment	3,126	2,652
Furniture and fixtures	265	266
Leasehold improvements	314	349
Auto and other equipment	356	330

PCI Holding Corp.

Notes to Condensed Consolidated Financial Statements (Unaudited)

(dollars in thousands, except per share amounts)

Total property and equipment	8,541	8,052
Less accumulated depreciation	(6,313)	(5,791)
Total property and equipment, net	$2,228	$2,261

Depreciation and amortization expense within continuing operations for the six months ended June 30, 2008 and 2007 was $863 and $1,008, respectively.

Capital leases and related amortization, which are included with property and equipment at June 30, 2008 and December 31, 2007, are as follows:

	June 30,	December 31,
	2008	2007

Assets recorded under capital leases	$2,282	$2,009
Less: Accumulated amortization	(1,102)	(805)
Total	$1,180	$1,204

•	Debt

Long-term debt consisted of the following:

	June 30,	December 31,
	2008	2007

Secured receivables credit facility	$2,565	$-
Term loans	-	-
Capital lease obligations	1,239	1,254
Chemed note	-	9,701
	3,804	10,955
Less: Current portion	(3,266)	(627)
Total term debt	$538	$10,328

Secured Receivables Credit Facility

During 2002, the Company completed a receivable backed financing transaction (the “secured receivables credit facility”) making available a $30,000 line of credit less any obligations from time to time under the Term Loan described below and limited to 85% of eligible account receivable. The secured receivables credit facility was provided by PNC Bank and originally expired in October 2007. On March 2, 2007 PNC sold the Company’s loan to Steel City Capital Financing (“Steel City”). On March 21, 2007 the Company amended its loan agreement with Steel City, whereby the covenants became less restrictive and the credit facility was reduced to $27,350. Interest on the secured receivable credit facility is variable and is based on either PNC’s base commercial lending rate plus 1.25% or a 30, 60 or 90 day Eurodollar rate plus 3.0% at the election of the Company. As a result of lockbox requirements and a material adverse change clause, borrowings outstanding under the secured receivables credit facility are classified as a current liability. The amount of the unused line of credit, available subject to the terms of the agreement, at June 30, 2008 and December 31, 2007 was approximately $3,800 and $11,500, respectively.

PCI Holding Corp.

Notes to Condensed Consolidated Financial Statements (Unaudited)

(dollars in thousands, except per share amounts)

The interest rate on the secured receivables credit facility at June 30, 2008 and December 31, 2007 ranged from 9% to 9.75%, respectively.

In addition, the Company has an outstanding letter of credit in the amount of $4,733 relating to its workers’ compensation program. Approximately $4,970 of the Company’s cash is restricted as to use and is the collateral for the letter of credit. Fees relating to the letter of credit ranged from 2.25% to 2.25%, per annum for the six months ended June 30, 2008 and 2007, respectively. There were no borrowings under the letter of credit at June 30, 2008 and December 31, 2007.

Term Loans

The secured receivables credit facility and term loan include various affirmative covenants, the most restrictive of which is the minimum EBITDA requirement. In addition, the Company and Steel City agreed to amend the credit agreement to extend the facility to June 2009. In connection therewith, during 2007 Steel City provided an additional $2 million term loan for working capital purposes. As of December 31, 2007, the $2 million was repaid.

As of December 31, 2007, the Company was not in compliance with certain financial covenants. In March 2008, the Company received a waiver for all covenant violations through the date of the amended loan agreement.

Capital Lease Obligations

During 2008, the Company entered into a number of leases for computer equipment and related items. All leases that qualified as capital leases have a term of 48 months or less.

Chemed Note

In connection with the 2002 Patient Care acquisition, the Company borrowed $12,500 from Chemed Corporation (“Chemed”) and issued 112,845 warrants to purchase common stock of Patient Care. Interest payments are paid quarterly on the last business day of March, June, September, and December. The principal balance was originally due in total on October 11, 2007. Interest will be paid on the principal balance remaining at the rate of 7.5% per year from the period of October 11, 2002 through September 30, 2004; 8.5% per year from October 1, 2004 through September 30, 2005 and; 9.5% per year from October 1, 2005 through October 11, 2007. In connection with the 2006 settlement of the lawsuit with Chemed, the Company converted $2.2 million of accrued liabilities into a note due October 2007, and recorded a gain on the settlement of $813, net of $263 of expenses. In March, 2007, the Company revised the note agreement to extend the maturity date to October 10, 2009, increase the interest rate to 11.50%, and provide for additional payments to be made ranging from $750 to $1.5 million. As of June 30, 2008 and December 31, 2007, notes payable to Chemed was $0 and $9,701, respectively.

The value of the warrants was determined not to be material and no value was assigned to them.

Future principal payments on the Company’s debt are as follows:

Capital Lease
Obligations
June 2009	$790
June 2010	416
June 2011	159
1,365
Less: Amounts representing interest on obligations under capital lease	(126)

PCI Holding Corp.

Notes to Condensed Consolidated Financial Statements (Unaudited)

(dollars in thousands, except per share amounts)

1,239
Current portion	(701)
Long-term debt	$538

•	Preferred Stock and Common Stockholders’ Equity

On October 11, 2002, the Company authorized and issued 47,000 shares of Series A Redeemable Preferred Stock with a par value of $1,000 per share. During 2003, an additional 200 shares were authorized and issued. No shares were issued since 2003.

The holders of the preferred stock are entitled to receive dividends at a rate of $100 per share annually, however, such dividends shall be cumulative and shall be payable only upon a liquidating event (as defined in the preferred stock purchase agreement) or redemption.

During 2007, the Company amended its charter to reflect that the preferred stock may be redeemed at the option of the holder upon written notice ("Redemption Request") of 55% of the holders of the preferred stock after October 31, 2009. The Company is required to redeem one-third of the remaining outstanding preferred stock within forty-five days from the Redemption Request and one-half within one year of the Redemption Request in an amount equal to $1,000 per share plus unpaid dividends.

During 2007, the Company and certain of its stockholders entered into an agreement pursuant to which those stockholders committed to purchase shares of the Company's Series A-1 Redeemable Preferred Stock and Common Stock for an aggregate purchase price of approximately $2,000 upon certain terms and conditions. In connection with this commitment, the Company's certificate of incorporation was amended to (i) create the Series A-1 Redeemable Preferred Stock, which has the same terms as the Company's Series A Redeemable Preferred Stock except that it is senior on liquidation and will accrue dividends from the date of issuance of the first share of Series A-1 Redeemable Preferred Stock, (ii) to delay the earliest date for redemption of the Series A Redeemable Preferred Stock to October 31, 2009 and (iii) to increase the number of authorized shares of common stock to 8,000,000.

•	Profit Sharing Plan

Eligible employees of Patient Care participate in the Patient Care Employees’ Profit Sharing Plan, a defined contribution plan with a 401(k) feature. Expenses for this plan were approximately $50 and $52, respectively, for the six months ended June 30, 2008 and 2007.

•	Commitments and Contingencies

The Company, as lessee, has operating leases that cover its corporate office headquarters, branch office facilities and office equipment. The remaining terms of these leases range from one to ten years, and in most cases, management expects that these leases will be renewed or replaced by other leases in the normal course of business.

PCI Holding Corp.

Notes to Condensed Consolidated Financial Statements (Unaudited)

(dollars in thousands, except per share amounts)

The following is a summary of future minimum rental payments under operating leases that have initial or remaining noncancelable terms in excess of one year at June 30, 2008:

2009	$1,072
2010	836
2011	559
2012	425

Rental expense for continuing operations was $577 and $716 for the six months ended June 30, 2008 and 2007, respectively.

In addition to the matter discussed below, the Company is involved in litigation arising in the normal course of business. After consultation with legal counsel, management estimates that these matters will be resolved without material adverse effect on the Company’s future financial position or results from operations.

The health care industry is subject to numerous laws and regulations of federal, state and local governments. Recently, government activity has increased with respect to investigations concerning possible violations by health care providers of fraud and abuse statues and regulations. Compliance with such laws and regulations are subject to future government review and interpretations as well as potential regulatory actions. At this time, the Company is not aware nor have they been notified of any pending regulatory inquires.

•	Discontinued Operations

On June 1, 2007 the assets of Patient Care, Inc. – Illinois (PCI-ILL), were sold for $8,031. PCI-ILL is a Medicare certified home health agency located in Chicago, Illinois. The purchase price consisted of cash payments of $7,231 and a note for $800. The company had transaction costs of $130 which consisted primarily of legal fees.

On November 30, 2007 the assets of National Home Care, Inc. (NHCI), were sold for $11,000. NHCI is non-certified home health agency located in New York City, NY. The purchase price was funded through cash payments of $11,000. The company had transaction costs of $287 which consisted primarily of legal fees.

Discontinued operations were as follows:

	Six Months Ended
	June 30,
	2008	2007

Net revenues	$-	$32,447

Income (loss) before income taxes	(72)	782
Income tax expense	15	10
Net income	(87)	772
Gain on sale of discontinued operations	-	1,107
Income tax expense	-	72
Gain on sale, net of tax	-	1,035
Discontinued operations of branch, net of tax	$(87)	$1,807

PCI Holding Corp.

Notes to Condensed Consolidated Financial Statements (Unaudited)

(dollars in thousands, except per share amounts)

The following assets and liabilities have been included as part of the sales:

	PCI-ILL	NHCI

Goodwill and intangible assets	$6,781	$4,258
Property and equipment, net of accumulated depreciation	80	170
Prepaids and other assets	32	112
Total	6,893	4,540

Accrued liabilities	-	(334)
Net Assets Disposed	$6,893	$4,206

•	Subsequent Events

Subsequent to June 30, 2008, the Company sold all of its shares in Patient Care, Inc., Patient Care Medicare Services, Inc. – New Jersey, Priority Care, Inc., Patient Care Pennsylvania, Inc. and Patient Care New Jersey, Inc. for $45.2 million and the assumption of certain liabilities.